SECURITIES PURCHASE AGREEMENT


                  THIS AGREEMENT made and entered into this 23rd day of May, 2001, by and between AB FINANCIAL SERVICES, INC., a Nevada limited liability company (herein called "Buyer") and US DATA AUTHORITY, INC., a Florida corporation (herein called "Seller"):

                  THIS AGREEMENT is made and entered into with reference to the following:

                                    RECITALS


                  A. Buyer and Seller are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

                  B. Seller desires to sell, and Buyer desires to purchase, upon the terms and conditions of this Agreement, (i) 40,000,000 shares of Seller's $.02 par value common stock (the "Common Stock") and (ii) warrants (the "Warrants"), in the form attached hereto as Exhibit "A," to acquire an aggregate of 30,000,000 shares of Common Stock. The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the "Warrant Shares." The Common Stock, the Warrants and the Warrant Shares are sometimes collectively referred to herein as the "Securities."

                  C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit "B" (the "Registration Rights Agreement"), pursuant to which the Seller has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

                  NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
          Agreement for Purchase and Sale of Common Stock and Warrants

                  SECTION 1.1. Purchase and Sale of Common Stock and Warrants. The issuance, sale and purchase of the Common Stock and the Warrants shall take place in one or more separate closings, the first of which is hereinafter referred to as the "First Closing" and the others of which are hereinafter referred to as the "Other Closings."

                  (i) On the First Closing Date, the Seller shall issue and sell to Buyer, and the Buyer agrees to purchase from the Seller, 12,000,000 shares of Common Stock for $600,000 and $10,000 for the Warrants (the "First Purchase Price").

                  (ii) On the other Closing Dates, the Seller shall from time to time issue and sell to the Buyer and the Buyer shall from time to time purchase from the Seller, up to

28,000,000 shares of Common Stock for up to $4,200,000 (the "Other Purchase Prices" and, together with the First Purchase Price, the "Purchase Prices").

                  SECTION 1.2. Form of Payment. At each Closing the Buyer shall pay the aggregate Purchase Price for the Common Stock and Warrants being purchased by the Buyer at such Closing hereunder by wire transfer to the Seller, in accordance with the Seller's written wiring instructions, against delivery of the duly executed shares of Common Stock and Warrants and the Seller shall deliver such Common Stock and Warrants against delivery of such Purchase Price.

                  SECTION 1.3. Closing Dates. The date and time of the issuance and sale of the Common Stock and Warrants pursuant to this Agreement shall be
(i) in the case of the First Closing, 12:00 noon on May 24, 2001, (the "First Closing Date") and (ii) in the case of the Other Closings, 12:00 noon on the fifth (5th) trading day following notification by Buyer to Seller of such Closing, but, in any event, not later than June 20, 2001, or, in such case, such other time, as may be mutually agreed upon by the Seller and the Buyer.

                  All Securities will be acquired by Buyer for investment only and not for the purpose of resale or with a view of the distribution of any thereof, except that Buyer has the right to sell the Securities purchased by Buyer to other investors in a private transaction and shall restrict the resale of such Securities accordingly. Seller agrees, if required by Buyer, to execute a customary investment letter to said effect and further agrees that each certificate representing the Securities issued pursuant to this Agreement shall bear on its face a legend in substantially the, following form:

                  "The sale, transfer, assignment, pledge or hypothecation of the shares represented by this certificate are subject to the registration requirements of their Securities Act of 1933, as amended, (the "Act"). These shares may not be sold, transferred, assigned, pledged or hypothecated unless such transaction is duly registered under the Act or unless, in the opinion of counsel for the company, such transaction is exempt from the registration provisions of the Act."

                  SECTION 1.4. Restrictions on Disposition. Buyer is purchasing the Securities for Buyer's own account and not with a present view toward the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Buyer understands that Buyer must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that Seller and Buyer have executed the Registration Rights Agreement. Notwithstanding anything in this Section 1.4 to the contrary, by making the representations herein, Buyer does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

                                   ARTICLE II
                    Representations and Warranties of Seller

                  Seller represents and warrants to Buyer as follows:

                  SECTION 2.1. Authorization Enforcement. (i) Seller has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement, to issue and sell the Securities in accordance with the terms hereof; (ii) the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Seller and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Seller's Board of Directors and no further consent or authorization of the Seller, its Board of Directors or its stockholders is required; and (iii) this Agreement constitutes, and upon execution and delivery by the Seller of the Registration Rights Agreement, such agreements will constitute valid and binding obligations of the Seller enforceable against Seller in accordance with their terms.

                  SECTION 2.2. Stockholder Authorization. Neither the execution, delivery nor performance of its obligations under this Agreement or the Registration Rights Agreement by the Seller nor the consummation by it of the transactions contemplated hereby or thereby require any consent of or authorization by the Seller's stockholders.

                  SECTION 2.3. Corporate Status. Seller is a duly organized corporation and in good standing under the laws of the State of Florida, and has qualified to transact business in all other states requiring qualification therein and where the failure so to qualify would have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean any material adverse effect on (i) Securities, the ability of the Seller to perform its obligations hereunder and under the Warrants or the Registration Rights Agreement or (ii) the business, operations, properties, prospects or financial condition of the Seller and its subsidiaries, taken as a whole. Seller has corporate power to own all of its properties and assets and to carry on its business as it is now being conducted. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated herein will not, violate any provision of any charter, by-law, mortgage, lien, lease, agreement, instrument, order, judgment or decree to which Seller is a party or by which Seller is bound, and will not violate any other restriction of any kind or character to which Seller is subject. The corporate minute book of Seller is complete, including therein the Articles of Incorporation and By-laws with any amendment thereto, and the meetings of directors referred to therein were duly called and held, and the minutes thereof represent all minutes of directors' meetings heretofore held, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

                  SECTION 2.4. SEC Documents, Financial Statements. Since December 31, 1999, Seller has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed prior to the date hereof and after December 31, 1999, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). Seller has delivered to the Buyer true and complete copies of the SEC Documents, except for the exhibits and schedules thereto and the documents incorporated therein. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended under applicable law nor are any such amendments presently contemplated. As of their respective dates, the financial statements of Seller included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of Seller and its consolidated subsidiaries as of the date thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the financial statements of Seller included in the SEC Documents filed prior to the date hereof, Seller has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, if reflected in such financial statements, would not have a Material Adverse Effect.

                  SECTION 2.5. Title to Properties. Seller has good and marketable title to its properties and assets (including, without limitation, the assets reflected in the above described SEC Documents, except as subsequently sold or otherwise disposed of in the ordinary course of business), free and clear of all claims, rights, restrictions, conditions, covenants, easements, liens and encumbrances except the lien of property taxes not yet due. Seller makes the following representations and warranties with regard to the following properties and assets:

                  (a) Seller has good and marketable title to those patents, patent applications, certain trade practices approved by the Federal Trade Commission, trademarks, trade names, service marks, copyrights, copyright applications, licenses, permits, inventions, discoveries, processes, scientific, technical, engineering and marketing data, object and source codes, know-how (including trade secrets and other unpatented and/or unpatenable proprietary or confidential information, systems and procedures) and other similar rights and proprietary knowledge and domain names (collectively "Intangibles") as described in
         Schedule I attached hereto. Seller knows of no infirmities which would offset the validity of same; nor does Seller know of any claim by any other person, firm or corporation, which impairs, or tends to impair the value or effectiveness of said Intangibles; nor does Seller know of any action, or threatened action by any other person, firm or corporation which infringes or tends to prohibit the use of the Intangibles or to infringe said Intangibles, or any rights appurtenant thereto.


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

                  (b) Seller's employees have a standard clause in their employment agreements transferring all of the Intangible property rights developed while employees of Seller to Seller.

                  (c) Seller has good and marketable title to the marketing agreements described in Schedule 2 attached hereto. Seller knows of no infirmities which would offset the validity of same, nor does Seller know of any claim by any other person, firm or corporation which impairs, or tends to impair the value or effectiveness of said marketing or other agreements pertaining thereto; nor does Seller know of any action, or threatened action by any other person, firm or corporation which infringes or tends to infringe said marketing or other agreements, or any rights appurtenant thereto.

                  (d) The marketing agreements described in Schedule 2 attached hereto, are valid and subsisting agreements. Seller knows of no claim, or threatened claim by any person, firm or corporation that impairs, or tends to impair Seller's respective rights under such agreements. Seller knows of no action, or threatened action which diminishes, or threatens to diminish the value of Seller's rights under said agreements.

                  SECTION 2.6. Tax Returns

                  (a) Except as set forth in the SEC Documents filed prior to the date hereof, Seller has timely filed or caused to be timely filed all federal, state and local tax returns for income taxes, sales taxes, withholding and all payroll taxes, property taxes, and all other taxes of every kind whatsoever required by law to have been filed, and all such tax returns are complete and accurate. For the purpose of the preceding sentence, a return shall be deemed to be time filed if it is filed after the date due but within any period allowed in an extension granted by the taxing authority.

                  (b) Seller has paid or caused to be paid all taxes which have become due, whether pursuant to said returns or pursuant to any assessments or otherwise and there is no further liability (whether or not disclosed on such returns or assessments) for any such taxes, and no interest or penalties accrued or accruing with respect thereto, except as may be set forth in the SEC Documents.

                  (c) The amounts set up as provisions for taxes in the SEC Documents as of March 31, 2001, are sufficient for the payment of all unpaid federal, state, county and local taxes of Seller accrued for or applicable to the period ended on such date and all years and periods prior thereto and for which Seller may be liable in its own right or as transferee of the assets of, or as successor to any other corporation, association, partnership, venture or other entity.

                  SECTION 2.7. Capitalization. The capitalization of Seller as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Seller's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock, other than the number of shares reserved for issuance upon exercise of the Warrants, is as set


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

forth in the SEC Documents. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. No shares of capital stock of Seller are subject to preemptive rights or any other similar rights of the stockholders of Seller or any liens or encumbrances. Except for the Securities, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of Seller or any of its subsidiaries, or arrangements by which Seller or any of its subsidiaries is or may become bound to issue additional shares of capital stock of Seller or any of its subsidiaries, nor are any such issuances or arrangements contemplated and (ii) there are no agreements or arrangements under which Seller or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement) other than as set forth in the SEC Documents. Seller has furnished to the Buyer true and correct copies of Seller's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), the Seller's By-laws as in effect on the date hereof (the "By-laws"), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of Seller.

                  SECTION 2.8. Litigation. Except as disclosed in the SEC Documents filed prior to the date hereof, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body including, without limitation, the SEC or NASDAQ, pending or, to the knowledge of Seller or any of its subsidiaries, threatened against or affecting Seller, any of its subsidiaries, or any of their respective directors or officers in their capacities as such which will have a Material Adverse Effect. There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to Seller or any of its subsidiaries, could have a Material Adverse Effect.

                  SECTION 2.9. Absence of Adverse Changes. Since the date of the SEC Documents filed prior to the date hereof, Seller warrants and represents that Seller

                  (a) has not suffered any material adverse change in its business or financial affairs;

                  (b) has conducted its business in the ordinary course and has not made any unusual commitments, acquisitions, purchases or sales.

                  (c) has not suffered any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting their properties or business; (d) has not made any declaration or setting aside or payment of any dividend or other distribution in respect of its outstanding capital stock, or any direct or indirect redemption, purchase or other acquisition of any such stock;

                  (e) has not made any reduction or increase in compensation payable to or to become payable to any of its officers or agents or any changes in employee benefit plans.


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

                  There are no facts (either known to the Seller or which due diligence would have disclosed) which are not set forth in this agreement, its exhibits and other documents referred to herein and heretofore delivered to Buyer and which would have a Material Adverse Effect on the operations of Seller.

                  SECTION 2.10. Equipment. All equipment used by Seller is in good repair and operating condition and conforms to all applicable ordinances and regulations.

                  SECTION 2.11. Material Contracts. The full, true and complete schedule of all leases and material contracts is attached hereto marked Exhibit "C" and by this reference made a part hereof. For the purpose of this section, a material contract is defined to be any contract involving a commitment in excess of $10,000 but excluding, however, insurance policies and group insurance policies of which Seller is a party. With respect to insurance policies and group insurance policies to which Seller is a party, as well as all material contracts together with all amendments and statements thereto, upon the request of Buyer, Seller will make such policies and contracts available to Buyer or its duly authorized representative prior to Closing Date as hereinafter specified. There are no material defaults nor are there any obligations of Seller to be performed under said material contracts.

                  SECTION 2.12. Indebtedness and Contingent Liabilities. Seller does not have any liabilities except as reflected in the SEC Documents delivered to Buyer and except as incurred in the ordinary course of business since the date of the SEC Documents filed prior to the date hereof or disclosed otherwise herein, subject to the terms of 2.9(b) hereof. All liabilities of Seller as of the date hereof or incurred hereafter can be prepaid in full, without penalty, by Seller at any time. Seller is not directly or indirectly liable upon or with respect to (by discount, repurchase agreement, or otherwise), or obligated in any other way to provide funds in respect of or to guarantee or assume any debtor obligation of any corporation, association, partnership, joint venture or other entity, except endorsements made in the ordinary course of business in connection with the deposit of items for collection.

                  SECTION 2.13. Indebtedness of Seller to Certain Persons. Other than as set forth in the SEC Documents filed prior to the date hereof, Seller is not and on the Closing Date will not be indebted to any of its stockholders, or to any officers or directors of Seller or to their respective spouses and/or children in any amount whatsoever other than for payment of salaries and compensation for services rendered.

                  SECTION 2.14. Ownership of Stock. The Common Stock and Warrant Shares are duly authorized and reserved for issuance, and, upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Seller and will not impose personal liability upon the holder thereof.

                  SECTION 2.15. Pension and Profit-Sharing Plan. Other than described in the SEC Documents, there is not presently in existence to which Seller is a party any profit sharing, pension or bonus plan for any of Seller's officers, directors or employees.


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


                  SECTION 2.16. Indemnification. Seller hereby indemnifies Buyer against any loss incurred by Buyer by reason of the incorrectness or breach, of any of the representations or warranties set forth in this Article II, and against all costs, liability, and expense (including but not limited to attorneys' fees), reasonably incurred by Buyer in defending any claim, action or proceedings arising by reason of the incorrectness or breach of any of the representations or warranties set forth in this Article II, provided, however, that Buyer shall not incur substantial expense in defending any such claim until after it has afforded Seller notice and a reasonable opportunity itself to defend against such claim, but Buyer shall not be precluded from being separately represented in connection with any defense provided by Seller.

                  SECTION 2.17. No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, and the consummation by Seller of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation or By-laws or
(ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Seller or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to Seller or any of its subsidiaries or by which any property or asset of Seller or any of its subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither Seller nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither Seller nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put Seller or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Seller or any of its subsidiaries is a party, except for actual or possible violations, defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Seller and its subsidiaries are not being conducted, and shall not be conducted so long as the Buyer owns any of the Common Stock, in violation of any law, ordinance or regulation of any governmental entity, except for actual or possible violations, if any, the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, Seller is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement, in each case in accordance with the terms hereof or thereof.

                  SECTION 2.18. Acknowledgment Regarding the Buyer's Purchase of Common Stock and Warrants. Seller acknowledges and agrees that the Buyer is not acting as a financial advisor or fiduciary of Seller (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and the relationship between Seller and Buyer is "arms length" and that any statement made by Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to Buyer's purchase of the Securities and has not been relied upon by Seller, its officers or directors in any way. Seller further represents to Buyer that Seller's decision to enter into this Agreement has been based solely on an independent evaluation by Seller and its representatives.

                  SECTION 2.19. No General Solicitation. Neither Seller nor any person participating on the Seller's behalf in the transactions contemplated hereby has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

                  SECTION 2.20. No Integrated Offering. Neither Seller, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of Seller for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, Rule 4460(i) of the NASD or any similar rule.

                  SECTION 2.21. No Brokers. Seller has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Buyer relating to this Agreement or the transactions contemplated hereby.

                  SECTION 2.22. Acknowledgment Regarding Securities. Seller's executive officers have studied and fully understand the nature of the Securities being sold hereunder. Seller acknowledges that it is selling the Securities regardless of the dilution that such issuance may have on the ownership interests of other stockholders. Taking the foregoing into account, Seller's Board of Directors has determined in its good faith business judgment that the issuance of the Securities hereunder and the consummation of the other transactions contemplated hereby are in the best interests of the Seller and its stockholders.

                  SECTION 2.23. Foreign Corrupt Practices. Neither the Seller, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Seller or any subsidiary has, in the course of his actions for, or on behalf of, the Seller, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                  SECTION 2.24. Disclosure. No representations or warranties made by Seller in this Agreement or in any document, statement, certificate, exhibit, list or schedule furnished or to be furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

                                   ARTICLE III
                     Representations and Warranties of Buyer

                  SECTION 3.1. Corporate Status. Buyer is a limited liability company duly organized and in good standing under the laws of the State of Nevada. Buyer has full power and authority to enter into and perform this Agreement and that this Agreement has been duly and validly authorized by all necessary company action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitute valid and legally binding obligations of the Buyer, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of any charter, by-law, mortgage, lien, lease, agreement, instrument, order, judgment or decree to which Buyer is a party or by which Buyer is bound, and it will not violate any other restriction of any kind or character to which Buyer is subject.

                  SECTION 3.2. Investment Representations. Buyer is acquiring the Securities for investment and not with a view to, or for sale in connection with, any distribution thereof.

                  SECTION 3.3. Disclosure. No representations or warranties made by Buyer in this Agreement or in any document, statement, certificate, exhibit, list or schedule furnished or to be furnished to Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statements of material fact or omits or will omit to state a material fact necessary to make the statements or facts contained herein not misleading.


                                   ARTICLE IV
                 Closing of Transactions, Delivery of Documents,
                         Conditions Precedent to Closing

                  SECTION 4.1. Closing of Transaction. This transaction shall be consummated at the offices of the Seller in Boca Raton, Florida, or such other place as may be mutually agreed upon between the parties hereto.

                  SECTION 4.2. Delivery of Documents by Seller. On the Closing Dates, Seller shall deliver to Buyer the following:

                  4.2.1. The shares of Common Stock and Warrants that are the subject of this Agreement duly executed and endorsed;

                  SECTION 4.3. Conditions Precedent to Closing Relating to Warranties and Representations by Buyer. The obligations of Seller to perform this Agreement is subject to each and all of the following conditions, any one or more of which may, however, be waived in whole or in part by Seller by written notice to that effect given to Buyer, provided that any such waiver shall not be construed as a waiver by Seller of any action they may have by law as a result of any breach by Buyer of any of the representations and warranties set forth in Article III hereof.

                  4.3.1. Buyer shall have performed each and all of its agreements as set forth herein, and the representations and warranties set forth in Article III hereof shall be true and correct in all material respects at and as of the closing date, with the same effect as though the same had been made on and as of such date. Buyer hereby indemnifies Seller against any loss incurred by Seller by reason of the incorrectness or breach of any of the representations or warranties set forth in Article III, and against all cost, liability and expense (including but not limited to attorney's fees) reasonably incurred by Seller in bringing or defending any claim, action or proceedings arising by reason of the incorrectness or breach of any of the representations or warranties set forth in Article III.

                                    ARTICLE V
     Board of Directors of Seller, Chief Executive Officer and Voting Rights

                  SECTION 5.1. Seller agrees that as long as Buyer owns shares of Common Stock of Seller, it shall use its best efforts to elect a majority of the Board of Directors to be recommended by Buyer to the Board of Directors of Seller. Seller shall also appoint Robert M. Beaton and Rich Scoglin to the Seller's Board of Directors.

                  SECTION 5.2. Seller shall appoint Robert M. Beaton as Chief Executive Officer of Seller.

                  SECTION 5.3. Joseph E. Shamy shall assign his voting rights with respect to the Seller's convertible preferred stock that he owns to the Buyer for a period of one (1) year from the date of this Agreement.

                                   ARTICLE VI
                              Additional Covenants

                  SECTION 6.1. Conduct of Business Prior to Closing. Between the date hereof and the Closing Dates, except with the prior written consent of
Buyer:

                  6.1.1. Seller shall conduct its business only in the usual and ordinary course and the character of such business shall not be changed by Seller .

                  6.1.2. Seller shall conduct its business so that there is no material change in the amount of any of the assets or liabilities as shown in the SEC Documents filed prior to the date hereof..

                  6.1.3. No change shall be made in the Articles of Incorporation or the By-laws of Seller.

                  6.1.4. No change shall be made in the authorized or issued shares of capital stock of Seller.

                  6.1.5. No increase shall be made in the compensation paid or payable by Seller to any of its directors, officers or agents, except in the ordinary course of business.

                  6.1.6. No assets shall be sold by Seller except in the ordinary course of business and for good and sufficient consideration. In no event shall any fixed asset having a value of Ten Thousand ($10,000.00) Dollars or more be sold by Seller.

                  6.1.7. Seller shall not enter into any contract described in
Section 2.11 hereof except in the ordinary course of business.

                  6.1.8. Seller shall not amend, terminate or change any contract describe in Section 2.11 hereof to which it is a party, except in the ordinary course of business.

                  6.1.9. Seller shall not issue or sell any stock, bonds or other securities (within the meaning of the Securities Act of 1933, as amended).

                  6.1.10. Seller shall not incur any obligation or liability (absolute or contingent) except current liabilities incurred in the ordinary course of business or obligations under contracts which are not described in
Section 2.11 hereof

                  6.1.11. Seller shall not discharge or satisfy any lien or encumbrance or pay any obligation or liability (absolute or contingent), other than current liabilities shown on the balance sheets heretofore delivered and current liabilities incurred since that date in the ordinary course of business.

                  6.1.12. Seller shall not make any payment or distribution to its stockholders or purchase or redeem any shares of its capital stock.

                  6.1.13. Seller shall not mortgage, pledge or subject to lien or encumbrance any of its assets, tangible or intangible.

                  6.1.14. Seller shall not cancel any debts or claims or waive any rights.

                  6.1.15. Seller shall not sell, assign or transfer any patent or other Intangible asset.

                  6.1.16. Seller shall not adopt any profit sharing, pension or bonus plan.

                  Seller represents and warrants that he has not incurred any obligations to any other party giving rise to any claim for commission or finders' fees arising out of this transaction. Seller hereby indemnifies Buyer and holds it harmless against or in respect of any such commissions or finders' fees incurred or alleged to be incurred by Seller relative to the Agreement for purchase of shares or the transactions contemplated hereby. Each party hereby agrees to indemnify and hold harmless the other party from and against any claim, liability, loss, damage or expense (including attorneys' fees and legal expenses) arising out of or in respect of any commissions or brokerage fees of any party as a result of the execution of the Agreement for purchase of shares between the parties hereto.

                  In the event of any change prior to the purchase of the Securities by reason of any stock dividend, split-up, merger, recapitalization, combination or the like, the price and the number of Securities subject to acquisition hereunder shall be appropriately adjusted.

                                   ARTICLE VII

                                 Other Services

SECTION 7.1. Buyer and Seller shall enter into an agreement whereby Buyer will provide operational and financial advisory services to Seller. The agreement shall provide for Buyer receiving a fee equal to forty percent (40%) of gross margin on all goods and services sold by or through Buyer or any of Buyer's designees.

                                  ARTICLE VIII
                                  Miscellaneous

                  SECTION 8.1. Free Access. Between the date of execution hereof and the Closing Dates, Buyer's representatives shall be given full access to Seller's books of accounts, minute books and reports.

                  SECTION 8.2. Expenses. Whether or not the transactions contemplated hereby are consummated, Seller agrees to pay all expenses (including travel and attorneys' fees incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect).

                  SECTION 8.3. Notices. Any notice, request, instruction or other document deemed by either party to be necessary or desirable to be given to the other party shall be in writing and shall be mailed by registered mail or certified mail, postage prepaid, with return receipt requested, addressed as follows:


                          If to Buyer:    Robert M. Beaton
                                          4869 S. Buffalo Creek Drive
                                          Evergreen, Colorado 80439-7511

                          If to Seller:   Joseph E. Shamy
                                          3500 N.W. Boca Raton Boulevard
                                          Building 84
                                          Boca Raton, Florida 33431

The persons and addresses to which mailings may be made may be changed from time to time by a notice mailed as aforesaid.

                  SECTION 8.4. Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements or understandings between them relating to the subject matter hereof. No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants or conditions, express or implied, whether by statute or otherwise, other than as set forth herein, have been made by either Buyer or Seller. No waiver of any term, provision or condition of this Agreement, whether by conduct otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. This Agreement cannot be changed or terminated orally.

                  SECTION 8.5. Binding on Successors. All of the terms, provisions and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives.

                  SECTION 8.6. Titles. The titles of the Articles and Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. When the context so requires in this Agreement the masculine gender includes the feminine and/or neuter and the singular number includes the plural.

                  SECTION 8.7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

                  SECTION 8.8. Severability. The unenforceability or invalidity of any paragraph or subparagraph of this Agreement shall not affect the enforceability or valid of the balance of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                           AB FINANCIAL SERVICES, INC.
                           By: /s/ Allen Gelbard, Manager

                           US DATA AUTHORITY, INC.
                           By: /s/ Joseph E. Shamy
                               President and Chief Operating Officer

AGREED as to
Section 5.3 hereof:

/s/ Joseph E. Shamy
Joseph E. Shamy

                                    EXHIBIT A







                  VOID AFTER 5:00 P.M., NEW YORK CITY
                  TIME, ON THE FIFTH ANNIVERSARY OF ISSUANCE

                  THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                                          Right to Purchase 30,000,000 shares of
                                          Common Stock, par value $.02 per share

Date: May 23, 2001


                             US DATA AUTHORITY, INC.
                             STOCK PURCHASE WARRANT

                  THIS CERTIFIES THAT, for value received, AB FINANCIAL SERVICES, LLC, or its registered assigns, is entitled to purchase from US DATA AUTHORITY, INC., a corporation organized under the laws of the State of Florida (the "Company"), at any time or from time to time during the period specified in
Section 2 hereof, Thirty Million (30,000,000) fully paid and nonassessable shares of the Company's common stock, par value $.02 per share (the "Common Stock"), at an exercise price per share (the "Exercise Price") equal to $.10. The number of shares of Common Stock purchasable hereunder (the "Warrant Shares") and the Exercise Price are subject to adjustment as provided in Section 4 hereof and the Exercise Price is subject to reset as provided in Section 11 hereof. The term "Warrants" means this Warrant and the other warrants of the Company issued pursuant to that certain Securities Purchase Agreement, dated as of May 24, 2001, by and among the Company and the other signatory thereto (the "Securities Purchase Agreement").

                  This Warrant is subject to the following terms, provisions and conditions:

         1. Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof, including, without limitation, the limitations contained in Section 7 hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company by 11:59 p.m. New York time on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof) and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) if the holder is permitted to effect a Cashless Exercise (as defined in Section 12(c) hereof) pursuant to Section 12(c) hereof, delivery to the Company of a written notice of an election to effect a Cashless Exercise for the Warrant Shares if specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered and the completed Exercise Agreement shall have been delivered and payment shall have been made for such shares as set forth above or, if such day is not a business day, on the next succeeding business day. The Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding two business days, after this Warrant shall have been so exercised (the "Delivery Period"). If the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program. and so long as the certificates therefor do not bear a legend and the holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Warrant Shares so purchased to the 'holder by crediting the account of the holder or Its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the holder physical certificates representing, the Warrant Shares so purchased. Further, the holder may instruct the Company to deliver to the holder physical certificates representing the Warrant Shares so purchased in lieu of delivering such shares by way of DTC Transfer. Any certificates so delivered shall be in such denominations as may be requested by the holder hereof, shall be registered in the name of such holder or such other name as shall be designated by such holder and, following the date on which the Warrant Shares have been registered under the Securities Act pursuant to that certain Registration Rights Agreement, dated as of May 24, 2001, by and between the Company and the other signatory thereto (the "Registration Rights Agreement") or otherwise may be sold by the holder pursuant to Rule 144 promulgated under the Securities Act (or a successor rule), shall not bear any restrictive legend. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

         If, at any time, a holder of this Warrant submits this Warrant, an Exercise Agreement and payment to the Company of the Exercise Price for each of the Warrant Shares specified in the Exercise Agreement, and the Company falls for any reason to deliver, on or prior to the fourth business day following the expiration of the Delivery Period for such exercise, the number of shares of Common Stock to which the holder is entitled upon such exercise (an "Exercise Default"), then the Company shall pay to the holder payments ("Exercise Default Payments") for an Exercise Default in the amount of (a) (N/365), multiplied by
(b) the amount by which the Market Price (as defined in Section 4(l) hereof) on the date the Exercise Agreement giving rise to the Exercise Default is transmitted in accordance with this Section I (the "Exercise Default Date") exceeds the Exercise Price in respect of such Warrant Shares, multiplied by (c) the number of shares of Common Stock the Company failed to so deliver in such Exercise Default, multiplied by (d) .24, where N = the number of days from the Exercise Default Date to the date that the Company effects the full exercise of this Warrant which gave rise to the Exercise Default. The accrued Exercise Default Payment for each calendar month shall be paid in cash or shall be convertible into Common Stock, at the holder's option, as follows:

                  (a) In the event holder elects to take such payment in cash, cash payment shall be made to holder by the fifth day of the month following the month in which it has accrued; and

                  (b) In the event holder elects to take such payment in Common Stock, the holder may convert such payment amount into Common Stock at the lower of the Exercise Price in respect of the Warrant Shares triggering the Exercise Default or the Market Price (as defined in Section 4(l)) (as in effect at the time of exercise) at any time after the fifth day of the month following the month in watch it has accrued.

         Nothing herein shall limit the holder's night to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock as required pursuant to the terms of Section 3(b) hereof or to otherwise issue shares of Common Stock upon exercise of this Warrant in accordance with the terms hereof, and the holder shall have the right lo pursue all remedies available at law or in equity (including a decree of specific performance and/or Injunctive relief).

         2. Period of Exercise. This Warrant is immediately exercisable, at any time or from time to time on or after the date of initial issuance of this Warrant (the "Issue Date") and before 5:00 p.m., New York City time, on that date which is five (5) years after the Issue Date (the "Exercise Period").

         3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

                  (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this War-rant, be validly Issued, fully paid, and nonassessable and free from all taxes, liens. claims and encumbrances.

                  (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of this Warrant (without giving effect to the limitations on exercise set forth in Section 7(g) hereof).

                  (c) Listing. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this

Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

                  (d) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the economic benefit inuring to the holder hereof and the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the lowest Exercise Price then in effect, and
(ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

                  (e) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

                  (f) Blue Sky Laws. The Company shall, on or before the date of issuance of any Warrant Shares, take such actions as the Company shall reasonably determine are necessary to qualify the Warrant Shares for, or obtain exemption for the Warrant Shares for, sale to the holder of this Warrant upon the exercise hereof under applicable securities or "blue sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the holder of this Warrant prior to such date; provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction.

         4. Antidilution Provisions. During the Exercise Period, except as provided in Section 11(e) hereof, the Exercise Pr-ice (or Exercise Prices, in the event that the Exercise Price as to some Warrant Shares has been reset pursuant to Section 11 hereof) and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this
Section 4.

         In the event that any adjustment of the Exercise Price(s) as required herein results in a fraction of a cent, such Exercise Price(s) shall be rounded up or down to the nearest cent.

                  (a) Adjustment of Exercise Price(s). Except as otherwise provided in Sections 4(c) and 4(e) hereof, if and whenever during the Exercise Period the Company issues or sells, or in accordance with Section 4(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Market Price (as hereinafter defined) on the date of issuance (a "Dilutive Issuance"), then effective immediately upon the Dilutive Issuance, the Exercise Price(s) will be adjusted in accordance with the following formula:

      E'  =    E x         0  +  0P/M
                        ------------------
                               CSDO
      where:

      E'  =    the adjusted Exercise Price;
      E   =    the then current Exercise Price;
      M   =    the then current Market Price (as defined in Section 4(l)(ii));
      O   =    the  number of  shares  of  Common  Stock  outstanding
               immediately  prior to the  Dilutive Issuance;
      P        = the  aggregate  consideration,  calculated  as  set
               forth in Section 4(b) hereof, received by the Company
               upon such Dilutive Issuance; and
      CSDO     the total number  of  shares  of  Common  Stock  Deemed
               Outstanding   (as   defined   in   Section   4(l)(i))
               immediately after the Dilutive Issuance.

                  (b) Effect on Exercise Price(s) of Certain Events. For purposes of determining the adjusted Exercise Price(s) under Section 4(a) hereof, the following will be applicable:

                       (i) Issuance of Rights or Options.  If the Company in any
manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Market Price in effect on the date of issuance of such Options ("Below Market Options"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if a liable will as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Below Market Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price(s) will be made upon the actual issuance of such Common Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options.

                       (ii) Issuance of Convertible Securities.

                       (A) If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (as determined pursuant to Section 4(b)(ii)(B) if applicable) is less than the Market Price in effect on the date of issuance of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such exercise, conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price(s) will be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

                       (B) If the Company in any manner issues or sells any Convertible Securities with a fluctuating conversion or exercise price or exchange ratio (a "Variable Rate Convertible Security"), then the "price per share for which Common Stock is issuable upon such exercise, conversion or exchange" for purposes of the calculation contemplated by Section 4(b)(ii)(A) shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Convertible Security have been satisfied) if the Market Price on the date of issuance of such Convertible Security was 75% of the Market Price on such date (the "Assumed Variable Market Price"). Further, if the Market Price at any time or times thereafter is less than or equal to the Assumed Variable Market PT-ice last used for making any adjustment under this Section 4 with respect to any Variable Rate Convertible Security, the Exercise Price(s) in effect at such time shall be readjusted to equal the Exercise Price(s) which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been 75% of the Market Price existing at the time of the adjustment required by this sentence.

                       (iii) Change in Option Price or Conversion Rate. If there is a change at any time in (1) the amount of additional consideration payable to the Company upon the exercise of any Options; (11) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), the Exercise Price(s) in effect at the time of such change will be readjusted to the Exercise Price(s) which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                       (iv)  Treatment  of  Expired   Options  and   Unexercised
Convertible  Securities.  If, in any case,  the total number of shares of Common

Stock issuable upon exercise of any Option or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price(s) then in effect will be readjusted to the Exercise Price(s) which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

                       (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including, in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the contribution expected by the Company for the provided or purchased services) will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common I Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The Company shall calculate, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided; however, that if the holder hereof does not agree to such fair market value calculation within three (3) business days after receipt thereof from the Company, then such fair market value will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Company and reasonably acceptable to the holder hereof, with the costs of such appraisal to be borne by the Company.

                  (c) Subdivision or Combination of Common Stock. If the Company, at any time during the Exercise Period, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price(s) in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time during the Exercise Period, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price(s) in effect immediately prior to such combination will be proportionately increased.

                  (d) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price(s) pursuant to the provisions of this Section 4, the number of shares of Common Stock issuable upon exercise of this Warrant at each such

Exercise Price shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant at such Exercise Price immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  (e)   Consolidation,   Merger   or   Sale.   In  case  of  any
consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time during the Exercise Period, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Warrant and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire. Notwithstanding the foregoing, in the event of any consolidation of the Company with, or merger of the Company into, any other corporation, or the sale or conveyance of all or substantially all of the assets of the Company, at any time during the Exercise Period, the holder of the Warrant shall, at its option. have the right to receive, in connection with such transaction, cash consideration equal to the fair value of this Warrant as determined in accordance with customary valuation methodology used in the investment banking industry.

                  (f) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"), at any time during the Exercise Period, then the holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets (or Tights) which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

                  (g) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price(s), then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price(s) resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at each such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

                  (h) Minimum Adjustment of Exercise Price. No adjustment of an Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is other-wise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

                  (i) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

                  (j) Other Notices. In case at any time:

                       (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings consistent with the Company's past practices with respect to declaring dividends and making distributions) to the holders of the Common Stock;

                       (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                       (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or. sale of all or substantially all of its assets to, another corporation or entity; or

                       (iv)  there   shall  be  a   voluntary   or   involuntary
dissolution, liquidation or winding-up of the Company;

then,  in each such case,  the Company  shall give to the holder of this Warrant
(a) notice of the date or estimated date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable estimate thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least thirty (30) days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), and (iv) above. Notwithstanding the foregoing, the

Company shall publicly disclose the substance of any notice delivered hereunder prior to delivery of such notice to the bolder of this Warrant.

                  (k) Certain Events. If, at any time during the Exercise Period, any event occurs of the type contemplated by the adjustment provisions of this Section 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Section 4(g) hereof, and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price(s) and the number of shares of Common Stock acquirable upon exercise of Us Warrant at each such Exercise Price so that the rights of the holder shall be neither enhanced nor diminished by such event.

                  (l) Certain Definitions.

                       (i) "Common Stock Deemed Outstanding" shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (x) in the case of any adjustment required by Section 4(a) resulting from the issuance of any Options, the maximum total number of shares of Common Stock issuable upon the exercise of the Options for which the adjustment is required (including any Common Stock issuable upon the conversion of Convertible Securities issuable upon the exercise of such Options), and (y) in the case of any adjustment required by
Section 4(a) resulting from the issuance of any Convertible Securities, the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of the Convertible Securities for which the adjustment is required, as of the date of issuance of such Convertible Securities, if any.

                       (ii) "Market Price," as of any date, (i) means the average of the closing bid prices for the shares of Common Stock as reported on The Nasdaq National Market ("Nasdaq") by Bloomberg Financial Markets ("Bloomberg") for the five consecutive trading days immediately preceding such date, or (ii) if Nasdaq is not the principal trading market for the shares of Common Stock, the average of the last reported bid prices as reported by Bloomberg on the principal trading market for the Common Stock during the same period, or, if there is no bid price for such period, the last reported sales price as reported by Bloomberg for such period, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the average fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the holder, with the costs of the appraisal to be borne by the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

                       (iii) "Common Stock," for purposes of this Section 4, includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only Common Stock in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4(e) hereof, the stock or other securities or property provided for in such Section.

         5. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

         6. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No Provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         7. Transfer, Exchange, Redemption and Replacement of Warrant.

                  (a) Restriction on Transfer. This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in
Section 7(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Sections 7(f) and (g) hereof and to the provisions of Sections 2(f) and 2(g) of the Securities Purchase Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Section 8 hereof are assignable only in accordance with the provisions of the Registration Rights Agreement.

                  (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 7(e) below, for new Warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares (at the Exercise Price therefor) as shall be designated by the holder hereof at the time of such surrender.

                  (c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  (d) Cancellation: Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to the Section 7. The Company shall indemnify and reimburse the holder of this Warrant for all losses and damages arising as a result of or related to any breach of the terms of this Warrant, including costs and expenses (including reasonable legal fees) incurred by such holder in connection with the enforcement of its rights hereunder.

                  (e) Warrant Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

                  (f) Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter, or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.

                  (g) Additional Restrictions on Exercise or Transfer. Notwithstanding anything contained herein to the contrary, this Warrant shall not be exercisable by a holder hereof to the extent (but only to the extent) that (a) the number of shares of Common Stock beneficially owned by such holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants or the unexercised or unconverted portion of any other securities of the Company (including the Debentures) subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (b) the number of shares of Common Stock issuable upon exercise of the Warrants (or portion thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. To the extent the above limitation applies, the determination of whether and to what extent this Warrant shall be exercisable with respect to other securities owned by such holder shall be in the sole discretion of the holder and submission of this Warrant for full or partial exercise shall be deemed to be the holder's determination of whether and the extent to which this Warrant is exercisable, in each case subject to such aggregate percentage limitation. No prior inability to exercise the Warrants pursuant to this Section shall have any effect on the applicability of the provisions of this Section with respect to any subsequent determination of exercisability. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (a) hereof. The restrictions contained in this

Section 7(g) may not be amended without the consent of the holder of this Warrant and the holders of a majority of the Company's then outstanding Common Stock.

         8. Registration Rights. The initial holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Registration Rights Agreement, including the right to assign such rights to certain assignees, as set forth therein.

         9. Notices. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Company:

                           US Data Authority, Inc.
                           3500 N.W. Boca Raton Boulevard
                           Building 84
                           Boca Raton, Florida 33431
                           Attn:  Robert M. Beaton

If to the holder, at such address as such holder shall have provided in writing to the Company, or at such other address as such holder furnishes by notice given in accordance with this Section 9.

         10. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed in the State of Florida. The Company irrevocably consents to the jurisdiction of the United States federal courts and state courts located in the State of Florida in any suit or proceeding based on or arising under this Warrant and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives any objection to the laying of venue and the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by certified or registered mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         11. Miscellaneous.

                  (a) Amendments. Except as provided in Section 7(g) hereof, this Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

                  (b) Descriptive Headings. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof

                  (c) Cashless Exercise. Notwithstanding anything to the contrary contained in this Warrant, if the resale of the Warrant Shares by the holder is not then registered pursuant to an effective registration statement under the Securities Act, this Warrant may be exercised at any time after the first anniversary of the Issue Date until the end of the Exercise Period, by presentation and surrender of ties Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the last reported sale price per share of the Common Stock on the date of exercise (as reported on the Nasdaq National Market, or if not so reported, as reported on the principle United States securities market on which the Common Stock is then traded) and the Exercise Price, and the denominator of which shall be such last reported sale price per share of Common Stock.

                  (d) Business Day. For purposes of this Warrant, the term "business day" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                              US DATA AUTHORITY, INC.


                              By:  /s/ Joseph E. Shamy
                                 -------------------------------------
                                   Name:  Joseph E. Shamy
                                   Title: President and Chief Executive Officer

                           FORM OF EXERCISE AGREEMENT


         (To be Executed by the Holder in order to Exercise the Warrant)

To:      US DATA AUTHORITY, INC.
         3500 N.W. Boca Raton Boulevard
         Building 84
         Boca Raton, Florida 33431
         Attn:  Robert M. Beaton


         The undersigned hereby irrevocably exercises the right to purchase ________ shares of the Common Stock of US DATA AUTHORITY, INC., a corporation organized under the laws of the State of Florida (the "Company"), evidenced by the attached Warrant and herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

         The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or an state securities laws.

         The undersigned requests that the Company cause its transfer agent to electronically transmit the Common Stock issuable pursuant to this Exercise Agreement to the account of the undersigned or its nominee (which is __________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer").

         In lieu of receiving the shares of Common Stock issuable pursuant to this Exercise Agreement by way of DTC Transfer, the undersigned hereby requests that the Company cause its transfer agent to issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

         The undersigned requests that a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant, in the name of the Holder and delivered to the undersigned at the address set forth below:

Dated:   _______________________                ____________________________
                                                   Signature of Holder

                                                ____________________________
                                                   Name of Holder (Print)

                                                   Address:
                                                ____________________________

                                                ____________________________

                                                ____________________________





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



                               FORM OF ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee                      Address              No of Shares





, and hereby irrevocably constitutes and appoints _________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the remises.



Dated:  _______________, ____

In the presence of

                                              Name: ___________________________

                                              Signature:______________________
                                              Title of Signing officer or Agent
                                              (if any):
                                                        ______________________
                                              Address:  ______________________
                                                        ______________________

                                              Note: The above  signature  should
                                                    correspond  exactly with the
                                                    name  on  the  face  of  the
                                                    within Warrant.





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